Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 15, 2017, is entered into by and among Avaya Holdings Corp., a Delaware corporation (the “Company”), the Persons who are signatories to this Agreement on the signature pages hereto and the other Persons who become signatories hereto following the date hereof (collectively, “Holders”).

WHEREAS, in accordance with the Plan (as hereinafter defined), the Company has agreed to grant to the Holders the registration rights set forth herein.

NOW, THEREFORE, pursuant to the obligations of the Company and the Holders under the Plan and in consideration of the premises, mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including portfolio companies of any of the foregoing Persons and managed funds and accounts of any of the foregoing Persons. The term “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

“Board of Directors” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any shares or capital stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.

“Common Stock Equivalents” means, without duplication, Common Stock, Warrants and any rights, warrants, options, convertible securities or Indebtedness, exchangeable securities or Indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company Initiated Resale Registration” shall have the meaning set forth in SECTION 2.1(a).

“Company Underwriter” shall have the meaning set forth in SECTION 2.1(c).

“Contracting Parties” shall have meaning set forth in SECTION 3.10.

“Demand Registration” shall have the meaning set forth in SECTION 2.1(a).

“Effective Date” shall have the meaning set forth in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holdback Period” shall have the meaning set forth in SECTION 2.6(a).

“Holder” shall have the meaning set forth in the introductory paragraph hereof, and “Holders” means all Holders, collectively.

“Holders’ Counsel” shall have meaning set forth in SECTION 2.7(a)(i).

“IM Underwriter” shall have meaning set forth in SECTION 2.1(c).

“Incidental Registration” shall have the meaning set forth in SECTION 2.2(a).

“Indemnified Party” shall have meaning set forth in SECTION 2.11(c).

“Indemnifying Party” shall have meaning set forth in SECTION 2.11(c).

“Initiating Demand Holders” shall have the meaning set forth in SECTION 2.1(a).

“Liability” shall have the meaning set forth in SECTION 2.11(a).

“NASDAQ” means the Nasdaq Stock Market.

“Non-Initiating Holders” shall have the meaning set forth in SECTION 2.2(a).

“Non-party Affiliates” shall have meaning set forth in SECTION 3.10.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, Governmental Authority or other entity and shall include any “group” within the meaning of the regulations promulgated by the Commission under Section 13(d) of the Exchange Act.

“Plan” means the Second Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and its Debtor Affiliates, Case No. 17-10089 (SMB).

“Records” shall have the meaning set forth in SECTION 2.7(a)(vii).

“Registrable Securities” means any Common Stock (including any issuable or issued upon exercise, exchange or conversion of any Common Stock Equivalents) or Warrants at any time owned, either of record or beneficially, by any Holder and any additional securities that may be issued or distributed or be issuable in respect of any Common Stock or Warrants by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, exchange, recapitalization or reclassification or similar transactions until a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement. For the avoidance of doubt, Registrable Securities includes any Warrants and any Common Stock issuable upon exercise of Warrants.

“Resale Shelf Take-Down” shall have the meaning set forth in SECTION 2.5(d).

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“S-1 Initiating Take-Down Holder” shall have the meaning set forth in SECTION 2.5(b).

“S-1 Resale Shelf Take-Down” shall have the meaning set forth in SECTION 2.5(b).

“S-1 Shelf Initiating Holder” shall have the meaning set forth in SECTION 2.5(a).

“S-1 Shelf Registration” shall have the meaning set forth in SECTION 2.5(a)

“S-1 Shelf Registration Statement” shall have the meaning set forth in SECTION 2.5(a).

“S-1 Underwritten Shelf Take-Down” shall have the meaning set forth in SECTION 2.5(b).

“S-3 Initiating Take-Down Holder” shall have the meaning set forth in SECTION 2.5(d).

“S-3 Resale Shelf Take-Down” shall have the meaning set forth in SECTION 2.5(d).

“S-3 Shelf Initiating Holder” shall have the meaning set forth in SECTION 2.5(c).

“S-3 Shelf Registration Statement” shall have the meaning set forth in SECTION 2.5(c).

“S-3 Underwritten Shelf Take-Down” shall have the meaning set forth in SECTION 2.5(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” shall have the meaning set forth in SECTION 2.5(c).

“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, in which the Company or any one or more of its other Subsidiaries, directly or indirectly, owns or controls: (i) fifty percent (50%) or more of the securities or other ownership interests, including profits, equity or beneficial interests; or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent (50%) of the board of directors or others performing similar functions with respect to such other Person that is not a corporation.

“Underwritten Shelf Take-Down” shall have the meaning set forth in SECTION 2.5(d).

“Valid Business Reason” shall have the meaning set forth in SECTION 2.1(b).

“Warrants” means warrants distributed pursuant to the Plan to holders of Class 4 Second Lien Notes Claims (as defined in the Plan).

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1. Demand Registration Right.

(a) From and after the date that is three (3) months after the Effective Date, at any time the Company does not qualify for the use of Form S-3 promulgated under the Securities Act (or any successor form to Form S-3, or any similar short-form Registration Statement), (i) each Holder or group of Holders, which collectively hold an aggregate of at least ten percent (10%) of the outstanding Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) (collectively, the “Initiating Demand Holders”), may make a written request (specifying the intended method of disposition and the amount of Registrable Securities proposed to be sold) that the Company effect, and the Company shall use its reasonable best efforts to effect, a registration of its Common Stock and/or its Warrants under the Securities Act (a “Demand Registration”) of all or any requested portion of the Registrable Securities collectively held by such Holders (subject to SECTION 2.4(a)) or (ii) the Board of Directors may determine to commence a registration of Common Stock and/or Warrants held by Holders under the Securities Act (a “Company Initiated Resale Registration”), and the Company shall use its reasonable best efforts to effect a registration of its Common Stock and/or Warrants for all Holders that exercise piggyback registration rights under SECTION 2.2 (subject to SECTION 2.4(a)).

(b) If the Board of Directors, in its good faith judgment, determines that any registration of the Registrable Securities pursuant to a Demand Registration or a Company Initiated Resale Registration should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (i) postpone filing a Registration Statement relating to a Demand Registration or a Company Initiated Resale Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred and five (105) days, and (ii) in case a Registration Statement has been filed relating to a Demand Registration or a Company Initiated Resale Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, acting in good faith, (x) may cause such Registration Statement to be withdrawn and its effectiveness terminated, provided, however, that a new Registration Statement is filed within one hundred and five (105) days thereafter, or (y) may postpone amending or supplementing such Registration Statement, but in no event for more than one hundred and five (105) days; provided, however, that if the registration of Registrable Securities is postponed or withdrawn pursuant to this SECTION 2.1(b), the Company shall not be permitted to register under the Securities Act any Common Stock or Warrants, other than Common Stock or other equity securities to be issued in connection with an acquisition, during any such postponement or during the period from such withdrawal to the filing of such new Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing or filings under this SECTION 2.1 (i) more than twice in any twelve (12) month period, or (ii) for more than one hundred and eighty (180) days, in the aggregate for all such postponements or withdrawals, in any twelve (12) month period. For the avoidance of doubt, any postponement or withdrawal of a Registration Statement for a Demand Registration shall result in the related registration of Registrable Securities not constituting a Demand Registration for purposes of SECTION 2.3 hereof.

(c) The Company shall use its reasonable best efforts to cause any Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriter selected for such offering shall be selected by the Initiating Demand Holders (the “IM Underwriter”), which must be reasonably acceptable to the Company; provided that the Initiating Demand Holders may delegate their rights under this sentence to the Board of Directors. In connection with any Demand Registration under this SECTION 2.1 involving an underwritten offering, none of the Registrable Securities held by an Initiating Demand Holder making a request for inclusion of such Registrable Securities shall be included in such underwritten offering unless such Initiating Demand Holder accepts the terms of the offering as agreed upon by the Company and the IM Underwriter, such terms to be in an underwriting agreement in customary form; provided, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested, and (iv) such other matters customarily included in representations, warranties or indemnities by selling securityholders in offerings of such type as may be reasonably requested; provided, further, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such

Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration. The Company shall use its reasonable best efforts to cause any Company Initiated Resale Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriter selected for such offering shall be selected by the Company (such managing underwriter or underwriter, or any other managing underwriter or underwriter selected by the Company pursuant to SECTION 2.2(b), the “Company Underwriter”).

SECTION 2.2. Piggyback Registration Right.

(a) Within ten (10) Business Days following receipt by the Company of a request from the Initiating Demand Holders to effect a Demand Registration, the Company shall give written notice of such request to each other Holder (the “Non-Initiating Holders”) which shall describe the anticipated filing date, the proposed registration and plan of distribution, and offer the Non-Initiating Holders the opportunity to register their Registrable Securities (an “Incidental Registration”) in such registration. Following the receipt of such notice, each Non-Initiating Holder shall be entitled, by delivery of a written request to the Company delivered no later than ten (10) Business Days following receipt of notice from the Company, to include all or any portion of their Registrable Securities in such Demand Registration (subject to SECTION 2.4(a)). The right of each Non-Initiating Holder to have Registrable Securities included in a Demand Registration pursuant to this SECTION 2.2(a) shall be conditioned upon each Non-Initiating Holder entering into (together with the Initiating Demand Holders) an underwriting agreement in customary form with the IM Underwriter on the same terms as the Initiating Demand Holders. Subject to SECTION 2.4, the Company shall use its reasonable best efforts (within ten (10) Business Days of the notice provided for above) to cause the IM Underwriter to permit the Non-Initiating Holders to participate in the Incidental Registration to include their Registrable Securities in such offering on the same terms and conditions as the Registrable Securities being sold for the account of the Initiating Demand Holders.

(b) In connection with any Company Initiated Resale Registration or any other registration by the Company, whether for its own account or for the benefit of any Holders or both (other than a registration statement on Form S-4 or S-8 or any successor thereto), the Company shall give written notice to all Holders at least twenty (20) Business Days prior to the proposed filing date of the Registration Statement. Following the receipt of such notice, each Holder shall be entitled, by delivery of a written request to the Company delivered no later than ten (10) Business Days following receipt of notice from the Company, to include all or any portion of its Registrable Securities in such offering (subject to SECTION 2.4(b)). The right of each Holder to have Registrable Securities included in an offering pursuant to this SECTION 2.2(b) shall be conditioned (if an underwritten offering) upon each Holder entering into (together with the Company) an underwriting agreement in customary form with the Company Underwriter. Subject to SECTION 2.4, the Company shall use its reasonable best efforts (within ten (10) Business Days of the notice provided for above) to cause the Company Underwriter to permit the Holders to participate in a registration pursuant to this SECTION 2.2(b) to include their Registrable Securities in such offering on the same terms and conditions as the Registrable Securities being sold for the account of the Company or any other Holder; provided, that no such

Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested, and (iv) such other matters customarily included in representations, warranties or indemnities by selling securityholders in offerings of such type as may be reasonably requested; provided, further, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.

SECTION 2.3. Effective Demand Registration. The Company shall use its reasonable best efforts to cause any Demand Registration or Company Initiated Resale Registration to become effective not later than one hundred and twenty (120) days after it receives a request under SECTION 2.1(a) hereof or the Board of Directors makes a determination under SECTION 2.1(a) hereof and to remain effective for the lesser of (i) the period during which all Common Stock and/or Warrants registered in the Demand Registration are sold and (ii) one hundred and twenty (120) days, provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason not materially attributable to any of the Initiating Demand Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Demand Holders. Subject to the exceptions described in SECTION 2.1, SECTION 2.5 and this SECTION 2.3, the Company shall only be obligated to effect an aggregate of six (6) Demand Registrations, S-1 Shelf Registrations and S-1 Underwritten Shelf Take-Downs under this Agreement and shall not be required to effect more than one (1) Demand Registration or S-1 Shelf Registration in any six month period or more than one (1) S-1 Underwritten Shelf Take-Down in any six month period.

SECTION 2.4. Cutback.

(a)

(i) With respect to any Demand Registration, any Company Initiated Resale Registration, any Underwritten Shelf Take-Down, in each case that does not include Registrable Securities being sold for the account of the Company, or any other registration for an underwritten offering that does not include Registrable Securities being sold for the account of the Company, if the Company shall reasonably determine (after consultation with the relevant underwriter) that the amount of Registrable Securities requested to be included in such registration, including Registrable Securities requested to be included pursuant to SECTION

2.2, exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, then the Company will reduce the Registrable Securities to be included in such offering pro rata based on the amount of Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) owned by each Holder requesting to include Registrable Securities in such registration under any of SECTION 2.1, SECTION 2.2 or SECTION 2.5.

(ii) With respect to any Demand Registration, any Company Initiated Resale Registration or any Underwritten Shelf Take-Down that does include Registrable Securities being sold for the account of the Company, if the Company shall reasonably determine (after consultation with the relevant underwriter) that the amount of Registrable Securities being sold for the account of the Company together with the Registrable Securities requested by the Holders to be included in such registration, including Registrable Securities requested to be included pursuant to SECTION 2.2, exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, then the Company will reduce the Registrable Securities to be included in such offering by (i) first only including the total number of Registrable Securities of the Holders in such offering with each such Holder entitled to include its pro rata share based on the number of shares of Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) that are owned by such Holder and constitute Registrable Securities and (ii) second, to the extent that all Registrable Securities of the Holders can be included, then only including the total number of Registrable Securities being sold for the account of the Company that the Company so determines can be included.

(b) If the Company reasonably determines (after consultation with the relevant underwriter) that the amount of Registrable Securities requested to be included in an underwritten offering contemplated by SECTION 2.2(b) (other than a registration subject to SECTION 2.4(a)) exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, then the Company will reduce the Registrable Securities to be included in such offering by (i) first only including the Registrable Securities (or portion thereof) being sold for the account of the Company that the Company so determines can be included and (ii) second, to the extent that all Registrable Securities being sold for the account of the Company can be included, then only including the total number of Registrable Securities of the Holders in such offering as the Company so determines can be included (in addition to all such Registrable Securities being sold for the account of the Company) with each such Holder entitled to include its pro rata share based on the number of shares of Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) that are owned by such Holder and constitute Registrable Securities.

SECTION 2.5. Shelf Registration.

(a) S-1 Shelf Registrations. From and after the date that is three (3) months after the Effective Date, at any time the Company does not qualify for the use of Form S-3 promulgated under the Securities Act (or any successor form to Form S-3, or any similar short-form Registration Statement), upon receipt of a written request from any Holder or group of Holders, which collectively hold (together with its Affiliates) an aggregate of at least ten percent (10%) of the outstanding Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) (the “S-1 Shelf Initiating Holder”) that the Company file a Shelf Registration Statement on Form S-1 for an offering on a continuous basis pursuant to Rule 415 under the Securities Act (an “S-1 Shelf Registration Statement”) covering the resale of all or a portion of the Registrable Securities owned by such S-1 Shelf Initiating Holder (an “S-1 Shelf Registration”), the Company shall give written notice of such request to each other Holder at least twenty (20) Business Days before the anticipated filing date of such Form S-1, and such notice shall describe the proposed registration and offer such other Holders the opportunity to register all or any portion of their Registrable Securities as each other Holder may elect, by written notice given to the Company within ten (10) Business Days after their receipt from the Company of the written notice of such S-1 Shelf Registration. The Company shall include in such registration all Registrable Securities that the S-1 Shelf Initiating Holder requested to include, and shall use its reasonable best efforts to (x) cause such registration pursuant to this SECTION 2.5(a) to become and remain effective as soon as practicable, but in any event not later than one hundred and twenty (120) days after it receives a request therefor and (y) include in such registration all Registrable Securities requested to be included by the other Holders (other than the S-1 Shelf Initiating Holder) who have timely elected to participate in such Shelf Registration Statement, on the same terms and conditions as the Registrable Securities of the S-1 Shelf Initiating Holder.

(b) S-1 Shelf Take-Downs. Following the effectiveness of an S-1 Shelf Registration Statement, any Holder or group of Holders whose Registrable Securities are included on such Shelf Registration Statement and which collectively hold (together with its Affiliates) an aggregate of at least ten percent (10%) of the outstanding Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) (the “S-1 Initiating Take-Down Holder”) may request that the Company engage in an underwritten resale of Registrable Securities pursuant to such S-1 Shelf Registration Statement (an “S-1 Underwritten Shelf Take-Down”) or prepare a prospectus supplement for a non-underwritten resale pursuant to such S-1 Shelf Registration Statement (an “S-1 Resale Shelf Take-Down”). In connection with any S-1 Underwritten Shelf Take-Down, each Holder agrees, in an effort to conduct such S-1 Underwritten Shelf Take-Down in the most efficient and organized manner, to coordinate with any other Holders prior to initiating any sales efforts and cooperate with the other Holder(s) as to the terms of such S-1 Underwritten Shelf Take-Down, including the aggregate amount of securities to be sold and the number of Registrable Securities to be sold by each Holder. In furtherance of the foregoing, the Company shall give prompt notice to any non-initiating Holder (if such Holder’s Registrable Securities are included in the S-1 Shelf Registration Statement) of the receipt of a request from the S-1 Initiating Take-Down Holder of a proposed S-1 Underwritten Shelf Take-Down under and pursuant to the S-1 Shelf Registration Statement and, notwithstanding anything to the contrary contained herein, will provide such other Holders a period of five (5) Business Days to participate in such S-1 Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the S-1 Initiating Take-Down Holder and subject to “cutback” limitations set forth in SECTION 2.4. All such Holders electing to be included in an S-1 Underwritten Shelf Take-Down must sell their Registrable Securities on the same terms and conditions as the Registrable Securities being sold for the account of the S-1

Initiating Take-Down Holder; provided, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested, and (iv) such other matters customarily included in representations, warranties or indemnities by selling securityholders in offerings of such type as may be reasonably requested; provided, further, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net proceeds (after deducting for underwriting discounts and commissions) received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.

(c) S-3 Shelf Registrations. If at such time the Company qualifies for the use of Form S-3 promulgated under the Securities Act (or any successor form to Form S-3, or any similar short-form Registration Statement) (an “S-3 Shelf Registration Statement,” and together with an S-1 Shelf Registration Statement, a “Shelf Registration Statement”), upon receipt of a written request from any Holder or group of Holders, which collectively hold (together with its Affiliates) an aggregate of at least five percent (5%) of the outstanding Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) (the “S-3 Initiating Holder”) that the Company file an S-3 Shelf Registration Statement covering the resale of all or a portion of the Registrable Securities owned by such S-3 Initiating Holder, the Company shall give written notice of such request to each other Holder at least twenty (20) Business Days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such other Holders the opportunity to register all or any portion of their Registrable Securities as each other Holder may request in writing to the Company, given within ten (10) Business Days after their receipt from the Company of the written notice of such registration. If requested by the S-3 Initiating Holder, such S-3 Shelf Registration Statement shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to (x) cause such registration pursuant to this SECTION 2.5(c) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such registration the Registrable Securities of the other Holders (other than the S-3 Initiating Holder) who have requested in writing to participate in such S-3 Shelf Registration Statement on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holder.

(d) S-3 Shelf Take-Downs. Following the effectiveness of an S-3 Shelf Registration Statement, any Holder or group of Holders whose Registrable Securities are included on such S-3 Shelf Registration Statement and which collectively hold (together with its Affiliates) an aggregate of at least five percent (5%) of the outstanding Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator) (the “S-3 Initiating Take-Down Holder”) may request that the Company engage in an underwritten resale of Registrable Securities pursuant to such S-3 Shelf Registration Statement (an “S-3 Underwritten Shelf Take-Down,” and together with an S-1 Underwritten Shelf Take-Down, an

“Underwritten Shelf Take-Down”) or prepare a prospectus supplement for a non-underwritten resale pursuant to such S-3 Shelf Registration Statement (an “S-3 Resale Shelf Take-Down,” and together with an S-1 Resale Shelf Take-Down,” a “Resale Shelf Take-Down”). In connection with any S-3 Underwritten Shelf Take-Down, each Holder agrees, in an effort to conduct such S-3 Underwritten Shelf Take-Down in the most efficient and organized manner, to coordinate with any other Holders prior to initiating any sales efforts and cooperate with the other Holder(s) as to the terms of such S-3 Underwritten Shelf Take-Down, including the aggregate amount of securities to be sold and the number of Registrable Securities to be sold by each Holder. In furtherance of the foregoing, the Company shall give prompt notice to any non-initiating Holder (if such Holder’s Registrable Securities are included in the S-3 Shelf Registration Statement) of the receipt of a request from the S-3 Initiating Take-Down Holder of a proposed S-3 Underwritten Shelf Take-Down under and pursuant to the S-3 Shelf Registration Statement and, notwithstanding anything to the contrary contained herein, will provide such other Holders a period of five (5) Business Days to participate in such S-3 Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the S-3 Initiating Take-Down Holder and subject to “cutback” limitations set forth in SECTION 2.4. All such Holders electing to be included in an S-3 Underwritten Shelf Take-Down must sell their Registrable Securities on the same terms and conditions as the Registrable Securities being sold for the account of the S-3 Initiating Take-Down Holder; provided, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested, and (iv) such other matters customarily included in representations, warranties or indemnities by selling securityholders in offerings of such type as may be reasonably requested; provided, further, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net proceeds (after deducting for underwriting discounts and commissions) received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.

(e) Delay of Shelf Registration or Shelf Take-Down. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement or prospectus supplement relating to a Shelf Registration Statement, Underwritten Shelf Take-Down or Resale Shelf Take-Down until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement or prospectus supplement has been filed relating to a Shelf Registration Statement, Underwritten Shelf Take-Down or Resale Shelf Take-Down, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors acting in good faith, may cause the applicable Registration Statement to be withdrawn and its effectiveness terminated, provided, however, that a new Registration Statement (and prospectus supplement, if applicable) is filed within ninety (90) days thereafter, or may postpone amending or supplementing such Registration Statement or prospectus supplement, but in no event for more than ninety (90) days; provided, however, that if the registration of Registrable Securities is postponed or withdrawn pursuant to this SECTION 2.5(e), the Company shall not be permitted to register under the Securities Act any Common Stock or Warrants, other than shares of Common Stock or other equity securities to be issued in connection with an acquisition, during any such postponement or during the period from such withdrawal to the filing of such new Registration Statement. The Company shall give written notice to the Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than twice in any twelve (12) month period. The Company shall not be required to effect any registration pursuant to SECTION 2.5, (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if Form S-1 is not available for such offering by the S-1 Shelf Initiating Holder or the S-1 Initiating Take-Down Holder, as applicable or (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holder or the S-3 Initiating Take-Down Holder, as applicable.

SECTION 2.6. Holdback Agreements.

(a) To the extent not inconsistent with applicable law and requested by the underwriters, in the case of any underwritten public offering of Registrable Securities pursuant to this Agreement, each Holder who is participating in such offering agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of Registrable Securities, in each case, during the one hundred and eighty (180) day period beginning on the effective date of the registration statement (in the case of an initial public offering if the Company is not already listed on the NYSE or NASDAQ) or ninety (90) day period beginning on the effective date of the registration statement (in the case of any other underwritten public offering) or such lesser period as the underwriter may agree (except as part of such registration) for such public offering (such period of time, the “Holdback Period”); provided, however, that (i) the Holdback Period shall be the same with respect to all Holders who are participating in such offering, (ii) the foregoing restrictions shall only be applicable to the Holders to the extent they are applicable on substantially similar or more restrictive terms to all directors and executive officers of the Company and its subsidiaries, and (iii) if the restrictions applicable to any director or officer of the Company or its subsidiaries, or the restrictions applicable to any Holder participating in the offering, are less restrictive (due to a waiver or otherwise) than the foregoing restrictions, then such less restrictive provisions shall apply to all Holders participating in the offering.

(b) The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement filed pursuant to SECTION 2.1 for an underwritten public offering in which the Holders are participating and ending on the earlier of (i) the date on which all Registrable Securities on such registration statement are sold and (ii) one hundred and eighty (180) days (in the case of an initial public offering if the Company is not already listed on the NYSE or NASDAQ) or ninety (90) days (in the case of any other underwritten public offering), or such lesser period as the underwriter may agree, after the effective date of such registration statement (except as part of such registration).

SECTION 2.7. Registration Procedures.

(a) Whenever registration of Registrable Securities has been requested pursuant to SECTION 2.1, SECTION 2.2 or SECTION 2.5, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide one legal counsel selected by holders of a majority of the Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator)to be included in such Registration Statement (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall promptly notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and promptly take all action required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred and twenty (120) days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, however, that if the S-1 Shelf Initiating Holder or S-3 Shelf Initiating Holder, as applicable, has requested that a Shelf Registration Statement be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Shelf Registration Statement effective until all Registrable Securities covered by such Shelf Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, a reasonable number of copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case, including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this SECTION 2.7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the relevant underwriter) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the relevant underwriter;

(vii) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, which shall be consistent with the due diligence and disclosure obligations under securities laws applicable to the Company and the Holders, make available at reasonable times for inspection by any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its Subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(viii) if such sale is pursuant to an underwritten offering, obtain comfort letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, opinion letters and (in the case of an underwritten offering) negative assurance letters, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, to the seller making such request, or the transfer agent, as applicable, covering such legal matters with respect to the registration in respect of which such opinion letters and negative assurance letters are being given as the underwriters, if any, such seller or the transfer agent may reasonably request and are customarily included in opinion letters or negative assurance letters in offerings of that type;

(x) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed provided that the applicable listing requirements are satisfied;

(xii) keep Holders’ Counsel advised as to the initiation and progress of any registration under SECTION 2.1, SECTION 2.2 or SECTION 2.5 hereunder;

(xiii) cooperate, in a commercially reasonable manner, with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(xiv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

SECTION 2.8. Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to including such Registrable Securities in such Registration Statement.

SECTION 2.9. Notice to Discontinue. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 2.7(a)(v), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 2.7(a)(v) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in SECTION 2.7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to SECTION 2.7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of SECTION 2.7(a)(v).

SECTION 2.10. Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any comfort letters or any special audits incident to or required by any registration or qualification) and the reasonable legal fees, charges and expenses of a single counsel to the Holders incurred by such Holders participating in any registration as a group, (v) all fees and disbursements of underwriters customarily paid by the issuer of securities (excluding brokers’ commissions or underwriting discounts and commissions and transfer taxes, if any), and fees and disbursements of counsel to underwriters and (vi) any liability insurance or other premiums for insurance obtained in connection with any registration pursuant to the terms of this Agreement, regardless of whether any Registration Statement is declared effective. The holder of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any brokers’ commissions or underwriting discounts or commissions and transfer taxes relating to registration and sale of such Holders’ Registrable Securities.

SECTION 2.11. Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (or in the case of any prospectus, in light of the circumstances such statements were made), except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning any Holder furnished in writing to the Company by such Holder expressly for use therein, including the information furnished to the Company pursuant to SECTION 2.11(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) Indemnification by the Holders. In connection with any Registration Statement in which any Holder is participating pursuant to SECTION 2.1, SECTION 2.2 or SECTION 2.5 hereof, each Holder shall promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading. Each Holder agrees to indemnify and hold harmless the Company, its partners, directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Liabilities arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (or in the case of any prospectus, in light of the circumstances such statements were made), but if and only to the extent that such Liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Holder furnished in writing (including by email) by such Holder expressly for use therein, provided, however, that the total amount to be indemnified by each Holder pursuant to this SECTION 2.11(b) shall be limited to such Holders’ pro rata portion of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering to which the Registration Statement or prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this SECTION 2.11 (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent (such consent not to be unreasonably withheld or delayed). No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this SECTION 2.11 from the Indemnifying Party is held by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other in connection with the statements or omissions which resulted in such Liabilities, as well as other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in SECTION 2.11(a), SECTION 2.11(b) and SECTION 2.11(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, however, that the total amount to be contributed by any Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by the Holder in the offering.

(e) Fraud. The parties hereto agree that it would not be just and equitable if contribution pursuant to SECTION 2.11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties to this Agreement shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereto hereby waives (x) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (y) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief; provided that such waiver shall not limit, in any respect, the availability of any defense(s) that a party might otherwise have with respect to the alleged breach or obligation for which specific performance is sought.

SECTION 3.2. Term and Termination.

(a) In the event that a given Holder (together with its Affiliates) ceases to “beneficially own” (as such term is defined under the Exchange Act) one half of one percent (0.5%) or more of the outstanding Common Stock (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator), all of such Holder’s rights and obligations under this Agreement shall expire and such Holder will cease to be a “Holder” for all purposes hereunder without any further action of the Company or any other party hereto.

(b) This Agreement shall terminate upon the earlier of January 1, 2023 and such time as there are no Registrable Securities outstanding; provided, however, that the provisions of Sections 2.10 and 2.11 shall survive any termination of this Agreement.

SECTION 3.3. Amendments and Waivers.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders of a majority of the outstanding shares of Common Stock that constitute Registrable Securities (with all Warrants considered on a fully exercised basis for purposes of both the numerator and denominator); provided, that any amendment that has the effect of adversely affecting any Holder or group of Holders differently than any other Holder or group of Holders shall only be effective against such Holder(s) with the written consent of such Holder(s).

SECTION 3.4. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by electronic mail, by facsimile, by reputable overnight courier service (charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Company:

Avaya Holdings Corp.
Attn: Address:	Patrick O’Malley 4655 Great America Parkway Santa Clara, CA 95054-1233
Facsimile No.: Email:	(408) 496-3600 pomalley@avaya.com

If to any Holder, at its address and the address of its representative, if any, as provided to the Company by such Holder or otherwise listed in the books of the Company.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if emailed or telecopied; and on receipt if sent by overnight courier service or registered or certified mail.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

SECTION 3.5. Successors and Assigns. The rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder; provided, that in the event of a valid transfer of Registrable Securities by a Holder, the rights and obligations of the transferor under this Agreement (solely with respect to the Registrable Securities so transferred) shall be transferred to the transferee, subject to such transferee executing a joinder to this Agreement, in the form attached hereto as Exhibit A; provided, for the avoidance of doubt, that the transferor in such transaction shall retain its rights and obligations under this Agreement with respect to any Registrable Securities not so transferred. This Agreement shall be binding upon the parties hereto and their respective successors, assigns and transferees.

SECTION 3.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

SECTION 3.7. Governing Law: Venue: Jurisdiction. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereby agrees that any action based upon, arising out of or relating to this Agreement (including any action concerning the violation or threatened violation of this Agreement) shall be heard and determined in any state or federal court sitting in the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, in the United States District Court for the District of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. In addition, each party consents to process being served in any such lawsuit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this SECTION 3.7 and shall not be deemed to confer rights on any Person other than the parties hereto. Nothing in this SECTION 3.7 shall affect or limit any right to serve process in any other manner permitted by law.

SECTION 3.8. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT WHETHER BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 3.9. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. Upon a determination that any provision of this Agreement is prohibited, unenforceable or not authorized, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

SECTION 3.10. Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including without limitation any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Non-party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-party Affiliates.

SECTION 3.11. Recapitalization, Exchanges Etc., Affecting Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities and to any and all Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise, including shares issued by a parent company in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of Registrable Securities, appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

SECTION 3.12. Entire Agreement. This Agreement (including all schedules and exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

SECTION 3.13. Aggregation of Common Stock. All Registrable Securities held by a Holder and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

SECTION 3.14. Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed to be part of this Agreement or otherwise affect the interpretation of this Agreement.

SECTION 3.15. No Third Party Beneficiaries. Except as provided in SECTION 3.5, nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns and all Indemnified Parties, any rights, remedies or other benefits under or by reason of this Agreement.

* * * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY AVAYA HOLDINGS CORP.

By: Name: Title:

Signature Page to Registration Rights Agreement

[HOLDER]

By: Name: Title:

Signature Page to Registration Rights Agreement

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of[            ], 2017 a copy of which is attached hereto (as amended, the “Registration Rights Agreement”), by the undersigned (the “Undersigned”) executing this Joinder. By the execution of this Joinder, the Undersigned agrees as follows:

1. Acknowledgment. The Undersigned acknowledges that the Undersigned is acquiring certain Registrable Securities of Avaya Holdings Corp., a Delaware corporation (the “Company”), subject to the terms and conditions of the Registration Rights Agreement. Capitalized terms used herein without definition are defined in the Registration Rights Agreement and are used herein with the same meanings set forth therein.

2. Agreement. The Undersigned (i) agrees that the Registrable Securities acquired by the Undersigned shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby agrees to be bound by the Registration Rights Agreement as a Holder thereunder, with the same force and effect as if the undersigned were originally a party thereto.

3. Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to the Undersigned at the address listed beside the Undersigned’s signature below.

[NAME OF HOLDER]	Address for Notices:

By:	[•]
Name:	[•]
Title:	Telephone:	[•]
Date:	Email:	[•]

Joinder Agreement